UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2016

BRT REALTY TRUST

(Exact name of Registrant as specified in charter)

Massachusetts	001-07172	13-2755856
(State or other	(Commission file No.)	(IRS Employer
jurisdiction of		I.D. No.)

60 Cutter Mill Road, Suite 303, Great Neck, New York 11021

(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code: 516-466-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Information.

Item 8.01	Other Information

Our consolidated joint ventures have entered into contracts to sell two multi-family properties. We anticipate that the sale of: (a) one property will be completed in our second quarter of fiscal 2016 and that our share of the gain will be approximately $6.5 million; and (b) a second property will be completed in our third quarter of fiscal 2016 and that our share of the gain will be approximately $4.1 million. No assurance can be given that these transactions will be completed or that we will recognize these gains.

On March 14, 2016, we issued a press release announcing the board of trustees’ approval of a $5 million share repurchase program.  The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by this reference.

Section 9 – Financial Statements and Exhibits.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

No.	Exhibit Description
99.1	Press release dated March 14, 2016.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRT REALTY TRUST

Date: March 14, 2016	By:	/s/ David W. Kalish
David W. Kalish
Senior Vice President - Finance

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